EXHIBIT 5.1
                                 Law Office of
                              STEVEN P. OMAN, P.C.

                               8664 E. Chama Road
              Telephone: (480) 348-1470 Scottsdale, Arizona 85255
                           Facsimile: (480) 348-1471
                           e-mail: soman@omanlaw.net

                               December 21, 2009


Alanco Technologies, Inc.
15575 N. 83rd Way, Suite 3
Scottsdale, Arizona 85260

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

           We have acted as legal counsel to Alanco Technologies, Inc., an Arizona corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on the date hereof.

           You have provided us with a draft of the Registration Statement in the form in which it will be filed with the Commission. The Registration Statement includes a base prospectus (the "Prospectus"), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus provides for the offering of the following securities: (i) shares of the Company's Class A common stock ("Common Stock"), (ii) warrants to purchase Common Stock ("Warrants"), and (iii) units comprised of the foregoing ("Units"). The Common Stock, Warrants and Units are collectively referred to as the "Securities." The Securities may be offered and sold from time to time pursuant to Rule 415 promulgated under the Act, in amounts, at prices and on terms to be determined at the time of the offering thereof, at an aggregate initial offering price not to exceed $5,000,000.

           We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

           In expressing our opinions below, we have assumed that:

                    (a) the Registration Statement (including any and all required post-effective amendments thereto) will have become effective under the Act and will comply with all applicable laws;

                    (b) the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Act and will comply with all applicable laws at the time the Securities are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

                    (c) no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;

                    (d) a Prospectus Supplement describing the Securities offered thereby and the offering thereof and complying with all applicable laws will have been prepared and filed with the Commission;

                    (e) the Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s) and the organizational documents of the Company;

                    (f) the Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

                    (g) the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Securities being offered;

                    (h) the Securities offered and sold comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

                    (i) a definitive purchase, underwriting or similar agreement (each a "Purchase Agreement") with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

                    (j) any Securities or other securities issuable upon conversion, exchange or exercise of any Security being offered and sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

           Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of:
(i) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally; (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

           We express no opinion as to (i) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency, (ii) any provision providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (iii) any provision for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (iv) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (v) any provision requiring the payment of attorneys' fees, where such payment is contrary to law or public policy, (vi) any provision requiring the payment of interest on interest, (vii) the creation, validity, attachment, perfection, or priority of any lien or security interest, (viii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (ix) waivers of broadly or vaguely stated rights, (x) provisions for exclusivity, election or cumulation of rights or remedies, (xi) provisions authorizing or validating conclusive or discretionary determinations, (xii) grants of setoff rights,
(xiii) proxies, powers and trusts, (xiv) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (xv) provisions purporting to make a guarantor primarily liable rather than as a surety, (xvi) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (xvii) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (xviii) compliance with any usury laws, (xix) the severability, if invalid, of provisions to the foregoing effect, (xx) the securities or "blue sky" laws of any state to the offer or sale of the Securities, and (xxi) the antifraud provisions of the securities or other laws of any jurisdiction.

           We have also assumed that: (i) the Warrants and any related warrant agreement and the Units and any related unit agreement (collectively, the "Documents") will be governed by the internal laws of the State of Arizona; (ii) each of the Documents will be duly authorized, executed and delivered by the parties thereto; (iii) each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms; and (iv) the status of each of the Documents as legally valid and binding obligations of the parties thereto will not be affected by any (a) breaches of, or defaults under, any agreements or instruments, (b) violations of any statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, any governmental authorities or other third parties.

           We are opining herein only as to the federal laws of the United States, the internal laws of the State of Arizona, in each case as in effect on the date of this opinion, and we express no opinion with respect to the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

           Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:


                    1. Upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance of shares of Common Stock (with such shares, together with all shares of Common Stock previously issued or reserved for issuance and not duly and lawfully retired, not exceeding the then authorized shares of Common Stock), and upon issuance and delivery of and payment of legal in accordance with the applicable Purchase Agreement and all applicable law, such shares of Common Stock will be validly issued, fully paid and nonassessable, and the Rights associated therewith, if and when issued under the Shareholders Rights Agreement of the Company will be legally binding obligations of the Company under Arizona law governing said Shareholders Rights Agreement .


                    2. When (a) a warrant agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such warrant agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Warrants), and
(c) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such warrant agreement, if any, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities issuable upon exercise of the Warrants), such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                    3. When (a) a unit agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution duly authorizing the execution and delivery of such unit agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of the related Units have been duly established in accordance with such unit agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Units), and (c) such Units have been duly executed, issued and delivered against payment therefor in accordance with such unit agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding the Securities underlying the Units), such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

           This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement and any and all required post-effective amendments thereto are effective.

           This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

           We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                         Very truly yours,

                                         LAW OFFICE OF STEVEN P. OMAN, P.C.

                                         By:  /s/ Steven P. Oman
                                              ------------------
                                              Steven P. Oman